Exhibit 10.67
Chordiant Software, Inc.
2005 Equity Incentive Plan

2008-2009 Performance Share Unit Program
Award Grant Notice

Chordiant Software, Inc. (the “Company”), pursuant to its 2008-2009 Performance Share Unit Program (the “Program”) under its 2005 Equity Incentive Plan (the “Plan”), hereby awards to Participant the award (the “Award”) set forth below.  This Award is subject to all of the terms and conditions as set forth herein and in the Performance Share Unit Award Agreement (the “Award Agreement”), the Program and the Plan, all of which are attached hereto and incorporated herein in their entirety.  Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Plan or the Program, as applicable.

Participant:	[ ]
Date of Grant:	[ ]
Vesting Commencement Date:	Date of Grant
Number of Shares Subject to Target Award:	[ ] shares of Common Stock
Number of Shares Subject to Maximum Award:	[ ] shares of Common Stock
Performance Period:	[ ]

Determination of Actual Award:  On the Certification Date, the Participant will earn an Actual Award representing the number of shares of Common Stock (which may be equal to all or a portion, including none, of the Maximum Award) determined by the Committee in accordance with Exhibit A of the Program.

Vesting Schedule:   Subject to the Participant’s Continuous Service through the Certification Date (as defined in the Program), the Actual Award will vest in full on the Certification Date.

Delivery of Shares:   Subject to the limitations contained herein and the provisions of the Plan and the Program, the Company shall deliver to Participant the shares of Common Stock subject to the Actual Award within thirty (30) days following the date on which such shares vest.

Additional Terms/Acknowledgements:  The undersigned Participant acknowledges receipt of, and understands and agrees to, this Award Grant Notice, the Award Agreement, the Program (including the exhibits thereto) and the Plan (collectively, the “Award Documents”).  Participant further acknowledges that as of the Date of Grant, the Award Documents set forth the entire understanding between Participant and the Company regarding the Award and supersede all prior oral and written agreements on that subject.

Chordiant Software, Inc.:		Participant:

By
	Signature	Signature

Title:		Date:

Date:

Attachments:	Performance Share Unit Award Agreement, 2008-2009 Performance Share Unit Program and 2005 Equity Incentive Plan

Attachment I

Performance Share Unit Award Agreement

Attachment II
2008-2009 Performance Share Unit Program

Attachment III

2005 Equity Incentive Plan

Chordiant Software, Inc.

2005 Equity Incentive Plan

2008-2009 Performance Share Unit Program
Performance Share Unit Award Agreement

Pursuant to the Award Grant Notice (“Grant Notice”) and this Performance Share Unit Award Agreement (“Award Agreement”), Chordiant Software, Inc. (the “Company”) has awarded you, pursuant to its 2008-2009 Performance Share Unit Program (the “Program”) under its 2005 Equity Incentive Plan (the “Plan”), the Award as indicated in the Grant Notice.  Unless otherwise defined herein or in the Grant Notice, capitalized terms shall have the meanings set forth in the Plan or the Program, as applicable.

The details of your Award are as follows.

1.  Entitlement to Shares.

(a)  Actual Award.  The Actual Award shall be determined in the manner described in the Grant Notice.  If the Committee reduces the Maximum Award, including on account of the degree of achievement of the Funding Gate, the Performance Goals or the Other Performance Goal (as each such term is defined in the Program), you will be deemed to have earned a portion (or none) of the shares of Common Stock subject to the Maximum Award.  In no event will you earn an Actual Award covering a number of shares in excess of the Maximum Award.

(b)  Vesting.  The Actual Award shall be subject to vesting in accordance with the Vesting Schedule set forth in the Grant Notice.

(c)  Termination of Continuous Service. Upon the termination of your Continuous Service, the shares credited to you under the Maximum Award that were not vested on the date of such termination of Continuous Service will be forfeited and you will have no further right, title or interest in or to the unvested shares subject to the Maximum Award.

2.  Effect of Change in Control. In the event of a Change in Control prior to the Certification Date, you will earn, as of immediately prior to the Change in Control (and subject to your Continuous Service through such time), an Actual Award equal to the lesser of (a) the Target Award and (b) the product of (i) the Target Award and (ii) a fraction, the numerator of which is the number of months since the start of the Performance Period (rounded up for any partial months of service) plus 12 months, and the denominator of which is 24.   The Actual Award will be fully vested as of the effective date of the Change in Control, and such date will be the Certification Date.

3.  Delivery of Shares.  Not later than thirty (30) days after the applicable vesting date of any portion of the Actual Award, the Company will issue to or on behalf of you a certificate (which may be in electronic form) for the applicable number of shares of Common Stock under the Actual Award that so vested, subject, however, to the satisfaction of any applicable withholding taxes (as provided in Section 5 below).   Notwithstanding the foregoing, if the Company determines that any shares that are scheduled to be issued on a day (the “Original Issuance Date”) on which the issuance of the shares would be a violation of applicable law, as determined by the Company, then such shares will not be issued on such Original Issuance Date and will instead be issued on the first date thereafter on which the issuance of the shares would not be a violation of applicable law; provided, however, that, except as otherwise permitted in compliance with Section 409A of the Code, in no event will the date of issuance be later than the later of (a) the 15th day of the third month following the end of the Company’s first taxable year in which the applicable vesting date occurs or (b) the 15th day of the third month following the end of your first taxable year in which the applicable vesting date occurs.  In no event will fractional shares of Common Stock be issued; any fraction of a share will be paid in cash.

4.  Holding Period.  You agree that, notwithstanding the delivery of the shares subject to the Actual Award as provided in Section 3 above, you will not sell or otherwise transfer (excluding transfers to family trusts for tax planning purposes for which you are deemed to be the “beneficial owner” of the shares for purposes of the Exchange Act) any of the shares of Common Stock issued under the Actual Award until the earliest of (1) the fourth anniversary of the Date of Grant, (2) a Change in Control of the Company, (3) the certification by the Board that you have suffered an Unforeseeable Emergency (as defined in the Program), or (4) the termination of your Continuous Service with the Company as a result of an Involuntary Termination (as defined in the Program) or as a result of your death or Disability (as defined in the Program) (such period, the “Holding Period”).  Shares sold or withheld by the Company to cover applicable tax withholdings as provided in Section 5 below will not be deemed a violation of the Holding Period.  The shares of Common Stock issued pursuant to the Actual Award shall be endorsed with appropriate legends, if any, determined by the Company, and you agree to enter into such other arrangements as determined reasonably necessary by the Company (including an escrow arrangement) in order to enforce the provisions of this Section 4.

5.  Withholding Obligations. You hereby agree to make adequate provision for any sums required to satisfy the applicable federal, state, local and foreign employment, social insurance, payroll, income and other tax withholding obligations of the Company or any Affiliate (the “Tax Obligations”) that arise in connection with this Award.  The satisfaction of the Tax Obligations will occur at the time you receive a distribution of Common Stock or other property pursuant to this Award, or at any time prior to such time or thereafter as reasonably requested by the Company and/or any Affiliate in accordance with applicable law.  You hereby authorize the Company, at its sole discretion and subject to any limitations under applicable law, to satisfy any such Tax Obligations by (a) withholding from wages and other cash compensation payable to you, (b) causing you to tender a cash payment to the Company, (c) permitting you to enter into a “same day sale” commitment with a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby you irrevocably elect to sell a portion of the shares to be delivered under the Award to satisfy the applicable Tax Obligations and whereby the NASD Dealer irrevocably commits to forward the proceeds necessary to satisfy the Tax Obligations directly to the Company and/or its Affiliates, and (d) withholding shares that are otherwise to be issued and delivered to you under this Award in satisfaction of the Tax Obligations (provided, however, that the amount of the shares so withheld will not exceed the amount necessary to satisfy the required Tax Obligations using the minimum statutory withholding rates that are applicable to this kind of income).   In the event the Tax Obligations arise prior to the delivery to you of the shares or it is determined after the delivery of shares or other property that the amount of the Tax Obligations was greater than the amount withheld by the Company and/or any Affiliate, you will indemnify and hold the Company and its Affiliates harmless from any failure by the Company and/or any Affiliate to withhold the proper amount.  The Company may refuse to deliver the shares if you fail to comply with your obligations in connection with the Tax Obligations.

6.  Capitalization Adjustments; Dividends.  The number of shares of Common Stock subject to your Award will be adjusted from time to time for capitalization adjustments, as provided in Section 11(a) of the Plan.  Except as provided in Section 11(a) of the Plan, you shall not receive or be credited with any payment or other adjustment in the number of shares subject to the Award for dividends that may be made in respect of the shares of Common Stock to which your Award relates until you become the holder of record of such shares.

7.  Securities Law Compliance.  The grant of your Award and the issuance of any shares of Common Stock pursuant to an Actual Award shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities.  You may not be issued any shares of Common Stock pursuant to an Actual Award if the issuance of shares of Common Stock would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Common Stock may then be listed.  In addition, you may not be issued any shares of Common Stock pursuant to an Actual Award unless (i) a registration statement under the Securities Act shall at the time of issuance be in effect with respect to the shares of Common Stock or (ii) in the opinion of legal counsel to the Company, the shares of Common Stock may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act.  YOU ARE CAUTIONED THAT THE SHARES OF COMMON STOCK MAY  NOT BE ISSUED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares of Common Stock pursuant to an Actual Award shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.  As a condition to the issuance of any shares of Common Stock pursuant to an Actual Award, the Company may require you to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

8.  Compliance with Section 409A.  It is intended that this Award satisfies, to the greatest extent possible, the exception from the application of Section 409A provided under Treasury Regulations Section 1.409A-1(b)(4).  Notwithstanding the foregoing, if the Company (or, if applicable, the successor entity thereto) determines that the Award constitutes a “deferral of compensation” under Section 409A of the Code (together, with any state law of similar effect, “Section 409A”) and if you are a “specified employee” of the Company or any successor entity thereto as such term is defined in Section 409A(a)(2)(B)(i) (a “Specified Employee”) as of the date of your “separation from service” (within the meaning of Treasury Regulations Section 1.409A-1(h)) (such date, the “Separation Date”), then, solely to the extent necessary to avoid the incurrence of the adverse personal tax consequences under Section 409A resulting from the delivery of shares of Common Stock as a result of your separation from service (as defined above), the delivery of the shares of Common Stock (or any portion thereof) under the Actual Award shall be delayed following your separation from service as follows:  on the earlier to occur of (i) the date that is six months and one day after the Separation Date or (ii) the date of your death (such earlier date, the “Delayed Initial Payment Date”), the Company (or the successor entity thereto, as applicable) shall (A) issue to you those shares subject to the Actual Award that you would otherwise have been issued through the Delayed Initial Payment Date if the issuance of the shares had not been delayed pursuant to this paragraph and (B) commence issuing the balance of the shares in accordance with the original delivery schedule set forth in Section 3 above.  It is intended that each installment of the issuance of the shares provided for in the Award is a separate “payment” for purposes of Treasury Regulations Section 1.409A-2(b)(2).

9.  Transferability.  Your Award and any unvested shares of Common Stock subject to the Actual Award are not transferable, except by will or by the laws of descent and distribution.  Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to receive any distribution of shares of Common Stock under the Actual Award pursuant to this Award Agreement.

10.  Unsecured Obligation; Stockholder Rights.  Your Award is unfunded, and you shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares of Common Stock pursuant to an Actual Award under this Award Agreement.  You shall not have voting or any other rights as a stockholder of the Company with respect to the Common Stock acquired pursuant to this Award Agreement until such Common Stock is issued to you pursuant to this Award Agreement.  Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company with respect to the Common Stock so issued.  Nothing contained in this Award Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

11.  Successors and Assigns.  Except to the extent otherwise provided in this Agreement, the provisions of this Agreement will inure to the benefit of, and be binding upon, the Company and its successors and assigns and you, your assigns, the legal representatives, heirs and legatees of your estate and any beneficiaries designated by you.

12.  No Employment or other Service Rights. Nothing in this Agreement will confer upon you any right to continue to serve the Company or an Affiliate in the capacity in effect at the time this Award was granted or will affect the right of the Company or an Affiliate to terminate (i) your employment with or without notice and with or without cause, (ii) your service pursuant to the terms of any consulting  agreement with the Company or an Affiliate or (iii) your service as a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

13.  Electronic Delivery.  The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan or the Program and this Award by electronic means or to request your consent to participate in the Plan and/or the Program by electronic means.  You hereby consent to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

14.  Severability. If any provision of this Agreement will be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision will (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited will remain in full force and effect, and (b) not affect any other provision of this Award Agreement or part thereof, each of which will remain in full force and effect.

15.  Governing Plan Document.  Your Award is subject to all the provisions of the Award Documents, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan or Program.  In the event of any conflict between the provisions of this Award Agreement and those of the Plan or Program, the provisions of the Plan or Program shall control.  In the event of any conflict between the provisions of the Plan or Program, the provisions of the Plan shall control.

16.  Applicable Law.  This Award Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.